Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of American Jianye Greentech Holdings, Ltd. (the “Registrant”) on Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”),  Haipeng Wang, as President of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1) The Report fully complies with the requirements of section 13 (a) or 15 (d), as applicable of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: December 27, 2011	/s/ Haipeng Wang
Name: Haipeng Wang
Title: President
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to American Jianye Greentech Holdings, Ltd. and will be retained by American Jianye Greentech Holdings, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.